SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                 August 5, 2004

                               eMagin Corporation
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             (Exact name of registrant as specified in its charter)



   Delaware                       000-24757                     56-1764501
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(State or Other Jurisdiction  (Commission File Number)  (I.R.S. Employer
 of Incorporation)                                       Identification Number)

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                2070 Route 52, Hopewell Junction, New York 12533
               (Address of principal executive offices) (zip code)

                                 (845) 838-7900
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

eMagin Corporation ("eMagin" or the "Company") and the certain of the holders of its outstanding Class A, B and C common stock purchase warrants entered into an agreement pursuant to which the Company and the holders of the warrants agreed to the re-pricing and exercise of an aggregate of 500,952, 862,085 and 736,857 currently outstanding Class A, B and C common stock purchase warrants. As a condition to the transaction, the holders of the warrants agreed to limit the right of participation that they were granted pursuant to Section 4.11 of the Securities Purchase Agreement, dated January 9, 2004, under which they originally purchased such securities.

Specifically, the Company agreed to lower the exercise price of such warrants from $1.74, $1.74 and/or $1.90, respectively, to $.90 per share, in consideration of the holders agreeing to: (i) limit their right of participation with respect to any proposed financing transaction to the maximum number of shares that AMEX will allow the Investors to purchase in any subsequent financing without the Company being required to seek shareholder approval (provided, however, that in no event will the participation of all investors of the January 2004 financing in any such subsequent financing exceed 35% of such financing); and (ii) immediately exercise the re-priced Class A, B and/or C common stock purchase warrants.

As a result of the transaction, the holders have agreed to re-price and exercise, for an aggregate of approximately $1,889,900, an aggregate of 2,099,894 Class A, B and/or C common stock purchase warrants.

The Class B common stock purchase warrants were due to expire on August 12, 2004, while the Class A and C common stock purchase warrants remain exercisable until January 9, 2009 and February 12, 2005, respectively. Following the completion of the transaction, the Company continues to have outstanding an aggregate of 1,213,352 and 184,212 Class A and C common stock purchase warrants, respectively. The remaining outstanding unexercised Class A and C common stock purchase warrants continue to be exercisable as per their original terms.

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ITEM 7. EXHIBITS.

Exhibit
Number        Description

10.1 Form of Letter Agreement between the Company and the Holders of the Class A, B and C common stock purchase warrants

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        EMAGIN CORPORATION



Dated: August 6, 2004               By: /s/Gary W. Jones
                                           -----------------
                                    Name:  Gary W. Jones
                                    Title: President and Chief Executive Officer